As filed with the Securities and Exchange Commission on March 27, 2009

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	91-1533912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

(Full title of the plans)

James A. Bianco, M.D.

Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Name and address of agent for service,

Telephone number, including area code, of agent for service)

Copy to:

Karen A. Dempsey, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2007 Equity Incentive Plan (the “2007 Plan”)
Common Stock, no par value per share, to be issued pursuant to the Cell Therapeutics, Inc. 2007 Plan	25,000,000	$0.12500(2)	$3,125,000(2)	$174.38
2007 Employee Stock Purchase Plan (the “2007 ESPP”)
Common Stock, no par value per share, to be issued pursuant to the Cell Therapeutics, Inc. 2007 ESPP	1,000,000	$0.10625(3)	$106,250(3)	$5.93
Total	26,000,000		$3,231,250	$180.30

(1)	This registration statement registers shares of common stock that are issuable pursuant to the Registrant’s 2007 Plan and 2007 ESPP, plus an indeterminate number of additional shares which may be offered and issued pursuant to either plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on The NASDAQ Capital Market on March 20, 2009.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on The NASDAQ Capital Market on March 20, 2009, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the 2007 ESPP.

EXPLANATORY NOTE

On October 11, 2007, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-146624) (the “2007 S-8”) registering 500,000 shares (as adjusted to reflect a one-for-ten reverse stock split effected on August 31, 2008 (the “Reverse Split”)) of the Registrant’s common stock, no par value per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2007 Plan and 25,000 shares (as adjusted to reflect the Reverse Split) of Common Stock to be issued pursuant to the Registrant’s 2007 ESPP.

This Registration Statement on Form S-8 registers an additional 25,000,000 shares of Common Stock that may be issued pursuant to the 2007 Plan, and an additional 1,000,000 shares of Common Stock that may be issued pursuant to the 2007 ESPP.

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the 2007 S-8.

Item 8.	Exhibits.

Exhibit Number

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th of March, 2009.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Bianco, M.D. and Louis A Bianco, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip M. Nudelman, Ph.D. Phillip M. Nudelman, Ph.D.	Chairman of the Board	March 27, 2009

/s/ James A. Bianco, M.D. James A. Bianco, M.D.	Chief Executive Officer (Principal Executive Officer) and Director	March 27, 2009

/s/ Louis A. Bianco Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	March 27, 2009

/s/ John H. Bauer John H. Bauer	Director	March 26, 2009

/s/ Richard L. Love Richard L. Love	Director	March 27, 2009

/s/ Mary O. Mundinger, Dr. PH Mary O. Mundinger, Dr. PH	Director	March 26, 2009

/s/ Jack W. Singer, M.D. Jack W. Singer, M.D.	Director	March 26, 2009

/s/ Frederick W. Telling, Ph.D. Frederick W. Telling, Ph.D.	Director	March 27, 2009

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page to this registration statement)